SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 30, 2011
Date of report (Date of earliest event reported)

VERDANT AUTOMOTIVE CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-52677 (Commission File Number)	45-2405975 (IRS EIN)

12223 Highland Avenue, Suite 106-542, Rancho Cucamonga, California 91739
(Address of principal executive offices)

(909) 786-1981
(Registrant’s telephone number)
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On September 30, 2011, Registrant and WindStrip, LLC (“WindStrip”), entered into a Joint Development Agreement under which Registrant and WindStrip have formed a collaboration under which Registrant has agreed to develop advanced energy storage systems for use in WindStrip’s modular wind and hybrid wind power generation systems.  Both parties have also agreed to co-manage, co-develop, and co-own the technologies and intellectual property that result from the JDA.  Under the collaboration WindStrip will market the integrated power generation and storage systems.  A copy of the JDA is attached to this Report as Exhibit 10.1.

ITEM 9.01	Financial Statements and Exhibits

Exhibit Number 10.1	Title of Exhibit Joint Development Agreement dated September 30, 2011 between Registrant and WindStrip, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2011	VERDANT AUTOMOTIVE CORPORATION (Registrant)

	By:	/s/ Dan Elliott
Dan Elliott Chief Executive Officer

Exhibit Index

Exhibit Number 10.1	Title of Exhibit Joint Development Agreement dated September 30, 2011 between Registrant and WindStrip, LLC